EXHIBIT 10.1

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Depositor

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Trustee

and

EMC MORTGAGE CORPORATION

Servicer, Sponsor and Company

AMENDMENT NO. 1

dated as of June 21, 2007

Amending the

POOLING AND SERVICING AGREEMENT

among the Depositor, the Trustee, the Servicer, the Sponsor and the Company

Dated as of March 1, 2007

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Bear Stearns Mortgage Funding Trust 2007-AR3

Mortgage Pass-Through Certificates, Series 2007-AR3

AMENDMENT NO. 1 ("Amendment"), dated as of June 21, 2007, to the Pooling Agreement (as defined below). Capitalized terms used herein shall have the meanings given thereto in the Pooling Agreement.

WHEREAS, STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”), EMC MORTGAGE CORPORATION, as servicer, sponsor and company (the “Servicer,” “Sponsor” and “Company,” respectively), entered into a Pooling and Servicing Agreement, dated as of March 1, 2007 (the "Pooling Agreement"), providing for the issuance of Bear Stearns Mortgage Funding Trust 2007-AR3, Mortgage Pass-Through Certificates, Series 2007-AR3 (the “Certificates”);

WHEREAS, the Company, the Depositor, the Servicer and the Trustee desire to amend the definition of "Delinquent" in Article I of the Pooling Agreement;

WHEREAS, Section 11.02(a)(ii) of the Pooling Agreement permits the amendment of the Agreement by the Company, the Depositor, the Servicer and the Trustee without notice to or the consent of any of the Certificateholders, to correct or supplement any provisions of the Pooling Agreement that may be defective or inconsistent with other provisions therein; and

WHEREAS, the execution of this Amendment has been duly authorized by the Company, the Depositor, the Servicer and the Trustee;

NOW THEREFORE, the Company, the Depositor, the Servicer and the Trustee hereby agree as follows:

Section 1. The definition of "Delinquent" in Article I of the Agreement is hereby amended as follows:

Delinquent: The delinquency method used for calculations with respect to the Mortgage Loans will be in accordance with the methodology used by lenders regulated by the Office of Thrift Supervision. Under this method, a mortgage loan is considered “30 days or more Delinquent” if the borrower fails to make a scheduled payment prior to the close of business on the mortgage loan’s first succeeding due date. For example, if a securitization had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would not be described as 30 days delinquent as of the cut-off date. Such mortgage loan with a payment due on June 1 that remained unpaid as of the close of business on July 31 would be described as 30 days delinquent as of the cut-off date. A mortgage loan would be considered “60 days or more Delinquent” with respect to such scheduled payment if such scheduled payment were not made prior to the close of business on the mortgage loan’s second succeeding due date (or, in the preceding example, if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31). Similarly for “90 days or more Delinquent” and so on. Unless otherwise specified, with respect to any date of determination, determinations of delinquency are made as of the last day of the prior calendar month. ~~Mortgage Loans with Due Dates which are not the first of the month are treated as if the Due Date was the first of the following month.~~

Section 2.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 3.

THIS AMENDMENT SHALL BE DEEMED TO HAVE BEEN MADE AND PERFORMED IN THE STATE OF NEW YORK AND SHALL BE INTERPRETED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

[Signatures Follow]

2

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their officers thereunto duly authorized and their seal, duly attested, to be hereunto affixed, all as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor
By: /s/ Baron Silverstein
Name: Baron Silverstein Title: Senior Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Stacey Taylor
Name: Stacey Taylor Title: Vice President

EMC MORTGAGE CORPORATION,
as Servicer and Company

By: /s/ Gail Andrews
Name: Gail Andrews Title: Senior Vice President

3

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 21st day of June, 2007, before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Senior Managing Director of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Michelle Sterling

Notary Public

[Notarial Seal]

STATE OF MARYLAND	)
) ss.:
COUNTY OF HOWARD	)

On the 21st day of June, 2007, before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be a Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Graham M. Oglesby

Notary Public

[Notarial Seal]

STATE OF TEXAS	)
) ss.:
COUNTY OF DALLAS	)

On the 21st day of June, 2007, before me, a notary public in and for said State, personally appeared Gail Andrews, known to me to be Senior Vice President of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Kay J. Ottinger

Notary Public

[Notarial Seal]